Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
JANUARY 15, 2013

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2012 FOURTH QUARTER
AND FULL YEAR OPERATIONAL UPDATE AND FINANCIAL RESULTS
RELEASE DATE AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, JANUARY 15, 2013 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled to release its 2012 fourth quarter and full year operational update and financial results before market open on Thursday, February 21, 2013.  A conference call to discuss the results has been scheduled for the same day at 9:00 am EST.  The telephone number to access the conference call is 913-981-5550 or toll-free 800-289-0508.  The passcode for the call is 8878841.  We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 1:00 pm EST on Thursday, February 21, 2013 and will run through midnight Thursday, March 7, 2013.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 8878841.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of the company’s website.  The webcast of the conference will be available on the company’s website for one year.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas, a Top 15 producer of oil and natural gas liquids and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Eagle Ford, Utica, Granite Wash, Cleveland, Tonkawa, Mississippi Lime and Niobrara unconventional liquids plays and in the Marcellus, Haynesville/Bossier and Barnett unconventional natural gas shale plays.  The company also owns substantial marketing and oilfield services businesses through its subsidiaries Chesapeake Energy Marketing, Inc. and Chesapeake Oilfield Operating, L.L.C.  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

INVESTOR CONTACTS:		MEDIA CONTACTS:		CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Michael Kehs	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-2560	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154